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                                                Filed Pursuant to Rule 424(b)(3)
                                                     Registration No. 333-116281

LONDON FINANCIAL CORPORATION
2 East High Street - London, Ohio 43140                Telephone: (740) 852-0787
                                                             Fax: (740) 852-4699




                                     July 8, 2004


Dear Shareholder:

         On or about July 7, 2004, you were sent a Notice of Special Meeting of Shareholders, a joint prospectus/proxy statement and a proxy card for a special meeting of shareholders of London Financial Corporation to be held on August 6, 2004. The Notice incorrectly stated that the record date established by the board of directors of London Financial Corporation for the determination of shareholders entitled to receive notice of and to vote at the special meeting and at any adjournment or postponement of the special meeting was July 25, 2004. In fact, the record date for such meeting is June 25, 2004.

         We are sorry for any confusion or inconvenience!

                                                              Sincerely,

                                                              /s/ John J. Bodle

                                                              John J. Bodle
                                                              President